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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Crown Group, Inc. on Form S-8 (File No. 33-59519, File No. 33-59527 and File No. 333-38475) of our report dated April 13, 1998, on our audit of the combined financial statements of PAACO, Inc. and Premium Auto Acceptance Corporation as of and for the year ended December 31, 1997, which report is included in this Form 8-K/A.



                                        Coopers & Lybrand L.L.P.

Dallas, Texas
April 16, 1998